Exhibit 10.27

Employment Agreement Waiver:

Mr. Jeffrey Sisk, President and Chief Executive Officer of MedicalWork, LLC, hereby waives all salary and bonus compensation specified in the Employment Agreement dated February 1, 2011 between Mr. Sisk and MedicalWork, LLC, effective with the payroll beginning April 16, 2011 and to continue until future reinstatement.  All other terms of the employment agreement will remain in force as outlined.

/s/ Jeffrey E. Sisk
Jeffrey E. Sisk,
President and Chief Executive Officer
MedicalWorks, LLC